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                                                                   Exhibit 10.33

                               ESCROW AGREEMENT

Account Name: BioLynx.Com, Inc. Escrow Account

Account Number:

Tax Identification No: 74-2916627

Date Opened:

     THIS ESCROW AGREEMENT made and entered into as of the 18th day of January, 2000, by and between BioLynx.Com, Inc. doing business as BioLynx a Texas corporation ("Client"), and Sterling Bank, a Texas state banking association ("Escrow Agent").

                                  WITNESSETH:

WHEREAS, Client pursuant to a Registration Statement having an Effective Date as therein provided (the "Registration Statement" or "Prospectus") is making an offering of a minimum of $2,000,000 and a maximum of $4,000,000 from the sale to investors (the "Subscribers") of shares of the common stock of the Company, par value of $0.001 per share (the "Common Stock") at a price of $4.00 per share, pursuant to the Securities Act of 1933, as amended, and

WHEREAS, Client wishes to retain the services of the Escrow Agent to escrow the funds, and the Escrow Agent is willing to act as an escrowee, in accordance with and subject to the terms and conditions hereof;

NOW, THEREFORE, for and in consideration of the mutual promises and covenants herein set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged and confessed, the parties agree as follows:

1. Appointment of Escrow Agent. Client hereby appoints Sterling Bank as Escrow Agent for the purposes set forth herein and Sterling Bank accepts such appointment upon the terms and provisions set forth in the Escrow Agreement.

2. Deposits of Escrow Funds. Until the date the Company has accepted subscriptions for at least 500,000 shares as hereinafter defined, all collected funds of the Subscribers received by the Company shall be deposited directly into the Escrow Account. The Company shall advise the Escrow Agent in writing at the time of each deposit into the Escrow Account of the name and address of each Subscriber along with the number of Shares of the Common Stock subscribed for by each Subscriber, and the cash amount tendered by each Subscriber.

3. Duties and Responsibilities of Escrow Agent. The duties and responsibilities of the Escrow Agent shall be limited to the following:

     (a) At the expiration of five days after the sale of 500,000 shares of Common Stock totaling $2,000,000 by the Company and the deposit of the proceeds from the sale thereof in the Escrow Account, together with information as to the names and addresses of the Subscribers and the amount subscribed for by each such Subscriber by 5:00 p.m., Houston, Texas time, 180 days from the effective date of the Prospectus (herein referred to as the "date the Company has accepted subscriptions for at least 500,000 shares"), the Company, in writing, shall direct the Escrow Agent to pay all fees and commissions then due in connection with the offering as specified in the Prospectus, and disburse the remainder of such proceeds of such sales to the Company.

     (b) In the event that the proceeds representing the sale of 500,000 shares of Common Stock shall not have been deposited by the Company into the Escrow Account by 5:00 p.m., Houston, Texas time, 180 days from the effective date of the Prospectus or the Company terminates the Offering before such date, then in such

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     event, the Escrow Agent shall send by the end of the next business day to the Subscribers, by checks, the cash theretofore contributed by them to the Company and deposited in the Escrow Account, with interest.

     (c) Upon the happening of (i) the complete disbursement from the Escrow Account by the Escrow Agent to the Company of the proceeds from the Offering in accordance with the distribution terms hereinabove set forth, or (ii) the repayment to the Subscribers of their subscriptions in the event the Offering does not close as provided in the Prospectus, or (iii) the Offering is terminated before the date the Company has accepted subscriptions for at least 500,000 shares, and the repayment to the Subscribers of their subscriptions, the Escrow Agent shall be relieved of all liabilities in connection with the Escrow Account and this Agreement shall terminate.

4. Investment of Escrow Funds. Escrow Agent shall invest and reinvest the Escrow Funds only in such account or investments as the Company may specify by written notice. The Company may only specify investments in (i) bank accounts, (ii) bank money-market accounts, (iii) short-term certificates of deposit issued by a bank, (iv) short-term securities issued or guaranteed by the U.S. Government, or (v) money market mutual funds which hold United States Treasury obligations and/or repurchase agreements covering United States Treasury obligations. Escrow Agent shall not be liable or responsible for any loss resulting from any investment of the Escrow Funds in accordance with the terms of this Agreement. Client hereby agrees to indemnify Escrow Agent from any losses incurred in making any of the foregoing investments or following the investment instructions of Client. The Escrow Agent shall not under any circumstances be required to advance its own funds.

5. Liability of Escrow Agent. The duties of the Escrow Agent hereunder will be limited to observance of the express provisions of the Escrow Agreement. Furthermore, the Escrow Agent is not expected or required to be familiar with the provisions of any other writing, understanding or agreement, and shall not be charged with any responsibility or liability in connection with the observance or non-observance of the provisions of such other writing, understanding or agreement, and no implied covenant of any type whatsoever shall be read into the Escrow Agreement. The Escrow Agent may rely and act upon any instrument received by it pursuant to this Escrow Agreement which it reasonably believes to be in conformity with the requirements of the Escrow Agreement and Escrow Agent shall not be responsible for determining the genuineness, authenticity of authority from any such instrument or the person signing same. Escrow Agent will not be liable for any action taken or not taken by it under the terms of the Escrow Agreement in the absence of fraud or gross negligence on its part.

     In receiving the Escrow Funds, Escrow Agent acts only as a depository and assumes no responsibility except pursuant to the terms of this Escrow Agreement.

     Escrow Agent may act or refrain from acting in respect of any matter covered by this Escrow Agreement in full reliance upon and with the advice of counsel which may be selected by it, and shall be fully protected in so acting or in refraining from acting upon the advice of such counsel. Furthermore, Escrow Agent may rely and shall be protected in acting upon any writing that may be submitted to it in connection with its duties hereunder without determining the genuineness, authenticity or due authority from any such writing or the person signing same and shall have no liability or responsibility with respect to the form, content or validity thereof.

     Escrow Agent shall have no responsibility or liability for any act or omission on its part, notwithstanding any demand or notice to the contrary by Client or any other person or entity, all subject to the sole limitation that Escrow Agent exercises its best judgment. Except as herein expressly provided, none of the provisions of the Escrow Agreement shall require Escrow Agent to expend or risk its own funds or otherwise incur financial liability or expense in the performance of any of its duties hereunder.

     Escrow Agent is hereby authorized to comply with and obey all orders, judgments, decrees or writs entered or issued by any court, and in the event Escrow Agent obeys or complies with any such order, judgment, decree or writ, in whole or in part, it shall not be liable to Client or any other parties to this Escrow Agreement, or to any other person or entity, by reason or such compliance, notwithstanding that it shall be determined that

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     any such order, judgment, decree or writ be entered without jurisdiction or be invalid for any reason or be subsequently reversed, modified, annulled, satisfied or vacated.

     Escrow Agent shall not be required to institute or defend any action or legal process involving any matter referred to herein which in any manner affects his or its duties or liabilities hereunder to take any other action with reference to the Escrow Funds not specifically agreed to herein, and Escrow Agent shall not be responsible for any act or failure to act on its part except in the case of its own fraud or gross negligence.

     Should any controversy arise between Client and any other party to this Escrow Agreement or between any other person or entity with respect to this Escrow Agreement, or with respect to the ownership of or the right to receive any sums from the Escrow Funds, Escrow Agent shall have the right to institute a plea of interpleader in any court of competent jurisdiction to determine the rights of the parties. Should a plea of interpleader be instituted, or should Escrow Agent become involved in litigation in any manner whatsoever, connected with or pertaining to this Escrow Agreement or the Escrow Funds, Client hereby agrees to pay Escrow Agent, on demand, in addition to any charge made hereunder for acting as escrow agent, reasonable attorneys' fees incurred by Escrow Agent, and any other disbursements, expenses, losses, costs, and damages in connection with or resulting from such litigation.

6. Indemnification. Client hereby agrees to indemnify and hold Escrow Agent harmless from and against any and all claims, loses, liabilities, costs, damages, fees charges and expenses (including attorneys' fees) which Escrow Agent may incur or sustain by reason of its acting as Escrow Agent under this Agreement, unless same shall result from the fraud or gross negligence of Escrow Agreement.

7. Compensation of Escrow Agent. Escrow Agent shall be entitled to receive compensation for its services hereunder in accordance with its schedule of fees published from time to time and in effect at the time such compensation is payable hereunder. A copy of the current fee schedule is attached hereto as Exhibit A. Escrow Agent shall also be entitled to reimbursement for any and all costs and expenses incurred in performing its services hereunder, including without limitation, the reasonable fees and expenses incurred in performing its services hereunder, including without limitation, the reasonable fees and expenses of any counsel retained by it in accordance with the terms of this Escrow Agreement. Without relieving Client of any obligation to pay Escrow Agent the fees and expenses payable to it hereunder, Escrow Agent is authorized to pay and deduct its fees and expenses from the Escrow Funds and any interest or other income earned on the Escrow Funds.

8. Resignation. Escrow Agent may resign as escrow agent at any time by giving Client at least ten (10) days' prior written notice of such resignation. If on the effective date of such resignation Escrow Agent has not received written instructions of appointment of a successor escrow agent, Escrow Agent may thereupon deposit all Escrow Funds and documents into the registry of a court of competent jurisdiction. The parties hereto intend that a substitute escrow agent will be appointed to fulfill the duties of Escrow Agent hereunder for the remaining term of the Agreement in the event of Escrow Agent's resignation and Client will use its best efforts to promptly appoint a substitute Escrow Agent who shall be bound by the terms and provisions of the Escrow Agreement.

9. Termination and Amendment. The Escrow Agreement shall remain in effect until all Escrow Funds and any escrow documents are disbursed in accordance herewith; provided that any Escrow Agent who resigns in accordance with the terms hereof shall no longer be bound by this Escrow Agreement but the Agreement shall remain in effect, notwithstanding such resignation, for purposes of determining the rights and duties of Client and any such successor Escrow Agent. No amendment or modification to this Escrow Agreement shall be in force or effect unless signed by the parties hereto.

10. No Trusteeship. Client agrees that Escrow Agent is acting solely as an escrowee hereunder and not as a trustee and that Escrow Agent has no fiduciary duties, obligations or liabilities under this Agreement.

11. Confidentiality. Except as required by applicable law, legal process or other legal compulsion, Escrow Agent shall hold all information relating to the transactions contemplated by this Escrow Agent in strict confidence

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     and under no circumstance shall any of the terms and conditions or the participants involved be disclosed, unless such disclosure is mandated by applicable law.

12. Notices. All notices, requests, instructions and demands which may be given by any party hereto to any other party shall be given to such parties in writing and shall be delivered either in hand with acknowledgment of receipt or by depositing same in the United States mail, certified or registered mail, return receipt requested, addressed to the respective parties as follows.

                  (A)      BioLynx.Com, Inc.
                           5617 Grissom Road
                           San Antonio, Texas 78238
                           Attn:  John D Walker II

                  (B)      Escrow Agent:  Sterling Bank
                           P.O. Box 40333
                           Houston, Texas 77240-0333
                           Attention:

         With a copy to:   Michael Roy
                           General Counsel
                           Sterling Bancshares, Inc.
                           P.O. Box 40333
                           Houston, Texas 77240-0333

     Or to such other address as may from time to time be specified by the respective parties to the other party in writing. If any notice is required by law, ten (10) days notice shall be deemed reasonable.

13. Binding Agreement. This Agreement shall be binding up upon and enforceable against and shall inure to the benefit of the respective successors, legal representatives, heirs and assigns of the parties hereto.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.



"Escrow Agent"                                      "Client"
Sterling Bank                                       BioLynx. Com, Inc.

By:    /s/ Samantha Gammage                         By: /s/ John D. Walker II
   ---------------------------------                   ------------------------

Name: Samantha Gammage                              Name: John D. Walker II

Title: AVP                                          Title: President

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